Exhibit 10.7

CONSENT AND FIRST AMENDMENT TO THE SECOND AMENDED AND

RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CHEVRON

PHILLIPS CHEMICAL COMPANY LLC

This Consent and First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC (this “Consent and Amendment”), effective as of September 30, 2007, is entered into by and among all of the members (the “Members”) of Chevron Phillips Chemical Company LLC (the “Company”). Any capitalized terms used but not defined herein shall have the same meanings set forth in the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC (the “LLC Agreement”).

RECITALS

1.	Effective as of July 1, 2002, the Members of the Company entered into the LLC Agreement.

2.	ConocoPhillips Company (formerly known as Phillips Petroleum Company) (“COP”), currently holder of a 37.92% Membership Interest in the Company, desires to contribute out of this holding One Percent (1%) of the total Membership Interest in the Company (the “Transfer Interest”) to Phillips Investment Company (“PIC”), a wholly-owned subsidiary of COP.

3.	PIC desires to contribute the Transfer Interest to Phillips Petroleum International Investment Company (“PPIIC”), a wholly-owned subsidiary of PIC.

4.	PPIIC desires to contribute the Transfer Interest to Phillips Petroleum International Corporation (“PPIC”), a wholly-owned subsidiary of PPIIC and currently holder of a 9.62% Membership Interest in the Company.

5.	Following the three transfers of the Transfer Interest, COP will hold a 36.92% Membership Interest and PPIC will hold a 10.62% Membership Interest.

6.	The Members desire to (a) amend the LLC Agreement to correct the name of one of the Members throughout; (b) amend Schedule 1 of the LLC Agreement to reflect (i) corrections to the names of two of the Members, and (ii) new addresses of certain Members; (c) amend Schedule 2 of the LLC Agreement to reflect (i) corrections to the names of two of the Members, (ii) new addresses of certain Members, (iii) revise certain Members’ Percentage Interests that were inadvertently rounded up in the LLC Agreement, and (iv) the cumulative effect of the above described transfers of the Transfer Interest; (d) generally consent to such transfers; and (e) waive any and all provisions of the LLC Agreement restricting the transfers of the Transfer Interest or requiring additional actions be taken.

THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, it is agreed by and among the Members as follows:

I.

CONSENT TO TRANSFER

1.1	The Members of the Company hereby consent to and approve transfers of the Transfer Interest from COP to PIC, from PIC to PPIIC and from PPIIC to PPIC (each a “Transfer”, and collectively, the “Transfers”).

1.2	The Members of the Company hereby waive any and all provisions of the LLC Agreement restricting the Transfers of the Transfer Interest or requiring additional actions be taken, including,

without limitation, (a) Section 10.3 of the LLC Agreement requiring PIC and PPIIC to agree in writing to be bound by the LLC Agreement and to be admitted as Substitute Members, and (b) Section 10.3 of the LLC Agreement requiring the LLC Agreement to be amended to reflect each Transfer of the Transfer Interest instead of simply one amendment to reflect the cumulative effect of all three Transfers, which is accomplished by Section 2 below, and (c) Section 7.1(a)(xi) of the LLC Agreement requiring approval of the Board of Directors to amend the LLC Agreement requiring approval of the Board of Directors to amend the LLC Agreement pursuant to Section 2 below.

II.

AMENDMENTS TO LLC AGREEMENT

2.1	“Phillips Petroleum Company” is hereby changed to “ConocoPhillips Company” throughout the LLC Agreement.

2.2	The Members of the Company hereby replace Schedule 1 of the LLC Agreement in its entirety with Exhibit 1 attached hereto.

2.3	The Members of the Company hereby replace Schedule 2 of the LLC Agreement in its entirety with Exhibit 2 attached hereto.

III.

MISCELLANEOUS

3.1	Except as hereby specifically amended, modified or supplemented by this Consent and Amendment, the LLC Agreement is hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to its terms.

3.2	Should any one or more of the provisions of this Consent and Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

3.3	This Consent and Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Consent and Amendment has been executed by all of the undersigned Members, effective as of the date and year first above written.

CHEVRON U.S.A. INC.

By: /s/ Frank G. Soler
Name: Frank G. Soler
Title: Assistant Secretary

CONOCOPHILLIPS COMPANY

By: /s/ J. W. Sheets
Name: J. W. Sheets
Title: Vice President and Treasurer

PHILLIPS CHEMICAL HOLDINGS COMPANY

By: /s/ J. W. Sheets
Name: J. W. Sheets
Title: Vice President and Treasurer

WESTTEX 66 PIPELINE CO.

By: /s/ J. W. Sheets
Name: J. W. Sheets
Title: Vice President and Treasurer

PHILLIPS PETROLEUM INTERNATIONAL CORPORATION

By: /s/ J. W. Sheets
Name: J. W. Sheets
Title: Vice President and Treasurer